                                  As filed with the Securities Exchange Commission on April 11, 2001
                                                                                                             Registration No. 333-56592

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                                               FORM S-8
                                                        REGISTRATION STATEMENT
                                                                 Under
                                                      THE SECURITIES ACT OF 1933

                                              ENTERTAINMENT TECHNOLOGIES and PROGRAMS, INC.
                                        (Exact Name of Registrant as Specified in its Charter)

                     Delaware                                     87-521389
         -------------------------------             ------------------------------------
         (State or other Jurisdiction of             (I.R.S. Employer Identification No.)
         Incorporation or Organization)

                                                  16055 Space Center Blvd., Suite 230
                                                           Houston, TX 77062
                                                            (281) 486-6115
                                         -----------------------------------------------------
                                                   (Address, Including Zip Code, and
                                                Telephone Number, Including Area Code,
                                             of Registrant's Principal Executive Offices)

                                                         CONSULTING AGREEMENTS
                                         -----------------------------------------------------
                                                       (Full Title of the Plan)

                                                           James D. Butcher
                                                  16055 Space Center Blvd., Suite 230
                                                           Houston, TX 77062
                                                            (281) 486-6115
                                         -----------------------------------------------------
                                                (Name, Address, Including Zip Code and
                                                Telephone Number, Including Area Code,
                                                         of Agent for Service)

                                                              Copies to:
                                                        Robert L. Sonfield, Jr.
                                                          Sonfield and Sonfield
                                                           Attorneys at Law
                                                  770 South Post Oak Lane, Suite 435
                                                         Houston, Texas 77056
                                                            (713) 877-8333

                                                    CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered              share (1)               price (2)          registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,
  $.001 par value               1,218,217                 $.11                $134,003.87              $33.50
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

         (1) Estimated  solely for purposes of calculating  the  registration  fee in accordance  with Rule 457(c) under the Securities
Act of 1933.  Based on the  average  of the high and low  prices  per  share of  Common  Stock of the  Registrant  as  reported  on the
Over-The-Counter Electronic Bulletin Board market on April 3, 2001.

                                                                Page 3
                                                             INTRODUCTION

         This  Registration  Statement  on Form S-8 is filed by  Entertainment  Technologies  and Programs,  Inc.  (the  "Company" or the
"Registrant"),  relating to  1,218,217  shares of its Common  Stock,  par value $.001 per share (the "Common  Stock"),  issuable to the consultants of the Registrant as set forth herein to the following named persons:

                    NAME                          NUMBER OF SHARES                DATE OF AGREEMENT
                    ----                          ----------------                -----------------
                Philip W. Johnston                    325,000                       April 3, 2001
                Kirk W. Evans                         100,000                     October 13, 2000
                David Epstein                         223,000                     December 1, 2000
                Jack A. Kanz                          105,000                      March 26, 2001
                Martin R. Nathan                      400,000                     January 26, 2001
                Kevin P. Regan                        32,608                        April 3, 2001
                Robert E. Chamberlain, Jr.            32,609                        April 3, 2001

(the "Consulting Agreements")

                                                                PART I

                                           INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

         Plan.

                  A copy of the Consulting Agreements are attached hereto and incorporated herein by reference.

Item 2.   Registrant Information and Employee Plan Annual Information.

         Available Information.

                  Copies of the Consulting  Agreements,  10-KSB Annual Report of the Registrant for the fiscal year ended September 30,
         2000, all 10-QSB Quarterly Reports,  any Current Reports and/or proxy or information  statements filed with the Securities and
         Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

                  The Registrant also undertakes to furnish,  without charge,  to any such participant or person  purchasing any of the securities  registered  hereby,  copies  of all of such  documentation.  Requests  should  be  directed  to James D.  Butcher,
         President, at the address and telephone appearing on the Cover Page of this Registration Statement.

                  Additional  information  regarding the  Registrant  may be reviewed at the  Commission web site at www.sec.gov in the
         EDGAR Archives.

                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following  documents,  which previously have been filed by the Registrant with the Commission are  incorporated  herein by reference and made a part hereof:

                  (a)      The Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000;

                  (b)      All other  reports  filed  pursuant to Section  13(a) or 15(d) of the  Securities  Exchange Act of 1934 (the
         "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

                  (c)      The description of Registrant's  Common Stock contained in its Registration  Statement on Form 10, including any amendment or report filed, for the purpose of updating such description.

         All reports and other  documents filed by the Registrant  pursuant to Sections  13(a),  13(c), 14 or 15(d) of the Exchange Act
subsequent to the date of this Registration  Statement and prior to the filing of a post-effective  amendment  hereto,  which indicates that all securities  offered hereunder have been sold or which deregisters all securities then remaining unsold,  shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under the Delaware  General  Corporation  Law, a corporation  has the power to indemnify any person who is made a party to any civil, criminal,  administrative or investigative proceeding,  other than an action by or in the right of the corporation, by reason of the fact that such person was a director,  officer,  employee  or agent of the  corporation,  against  expenses,  including  reasonable attorneys' fees, judgments,  fines and amounts paid in settlement of any such actions;  provided,  however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct was committed was unlawful.

         In addition,  the  Registrant's  by-laws  provide that the  Registrant  will indemnify the directors and officers from claims, liabilities,  damages,  expenses,  losses,  costs,  penalties or amounts paid in settlement incurred by any director or officer arising out of his capacity as a director or officer of the Registrant to the maximum extent provided by applicable law.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

         Exhibit
         Number            Exhibit Description
         ------            -------------------

         5.1               Legal Opinion of Sonfield and Sonfield

         23.1              Consent of Sonfield and Sonfield (contained in Exhibit 5.1)

         23.2              Consent of Ham, Langston and Brezina, L.L.P. (independent auditors)

         24.1              Power of Attorney (contained on signature page hereto)

         99.1              Consultant Agreement with Fordham, Ltd.

         99.2              Consultant Agreement with Martin R. Nathan.

         99.3              Consultant Agreement with Jack A. Kanz.

         99.4              Consultant Agreement with David Epstein.

         99.5              Consultant Agreement with Cotham, Harwell and Evans.

         99.6              Consultant Agreement with Genesis Financial Group, L.L.C.

Item 9.   Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1)      To file,  during any period in which  offers or sales are being made,  a  post-effective  amendment  to this registration statement:

                           (i)      To include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii)     To  reflect  in the  prospectus  any  facts or  events  arising  after  the  effective  date of the registration  statement  (or  the  most  recent  post-effective  amendment  thereof)  which,  individually  or in the
                  aggregate,   represent  a  fundamental   change  in  the  information  set  forth  in  the  registration   statement.
                  Notwithstanding  the foregoing,  any increase or decrease in volume of securities  offered (if the total dollar value of securities  offered would not exceed that which was  registered) and any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of prospectus  filed with the Commission  pursuant to
                  Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than a 20 percent change in the maximum  aggregate  offering  price  set  forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration statement;

                           (iii)    To include  any  material  information  with  respect to the plan of  distribution  not  previously disclosed in the registration  statement or any material change to such  information in the  registration  statement;
                  provided,  however,  that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective  amendment by those paragraphs is contained in periodic reports filed by the Registrant  pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2)      That,  for the purpose of  determining  any liability  under the  Securities  Act, each such  post-effective amendment shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To remove from  registration by means of a  post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

                                                              SIGNATURES

         Pursuant to the  requirements  of the  Securities Act of 1933,  the  Registrant  certifies  that it has reasonable  grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this  Registration  Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on April 3, 2001.

ENTERTAINMENT TECHNOLOGIES and PROGRAMS, INC.

By:  /s/ James D. Butcher
    ----------------------------------------
      James D. Butcher, President and Chief
      Executive Officer

                                                           POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Mr. James D. Butcher,  as his  attorneys-in-fact  and agent, with full power  of  substitution  and  resubstitution  for him in any and all  capacities,  to sign  any and all  amendments  or  post-effective amendments to this  Registration  Statement,  and to file the same, with exhibits thereto and other documents in connection  therewith, with the Securities and Exchange Commission,  granting unto such  attorney-in-fact and agent full power and authority to do and perform each and every act and thing  requisite and necessary in connection  with such matters and hereby  ratifying and  confirming  that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement  has been  signed  below by the following persons in the capacities indicated on April 3, 2001.

Signature                           Capacity                                    Date
---------                           --------                                    ----

/s/ James D. Butcher                President, Chief Executive                  April 3, 2001
--------------------
James D. Butcher           Officer and Director (Principal
                                    Executive Officer)

/s/ Leonida Butcher                 Director                                    April 3, 2001
-------------------
Leonida Butcher

/s/ William Grasberger              Secretary and Director                      April 3, 2001
----------------------
William Grasberger

/s/ Mark Madamba           Director                                    April 3, 2001
----------------
Mark Madamba

/s/ Gobind Sahney          Director                                    April 3, 2001
-----------------
Gobind Sahney

/s/ Douglas Miller                  Director                                    April 3, 2001
------------------
Douglas Miller

/s/ George C. Woods                 Chief Financial Officer                     April 3, 2001
-------------------
George C. Woods

/s/ Jerry R. Long                           Director                                             April 3, 2001
-----------------
Jerry R. Long

                                                             EXHIBIT INDEX

Exhibit
Number            Exhibit Description
------            -------------------

5.1               Legal Opinion of Sonfield and Sonfield

23.1              Consent of Sonfield and Sonfield (contained in Exhibit 5.1)

23.2              Consent of Ham, Langston and Brezina, L.L.P. (independent auditors)

24.1              Power of Attorney (contained on signature page hereto)

99.1              Consultant Agreement with Fordham, Ltd.

99.2              Consultant Agreement with Martin R. Nathan.

99.3              Consultant Agreement with Jack A. Kanz.

99.4              Consultant Agreement with David Epstein.

99.5              Consultant Agreement with Cotham, Harwell and Evans.

99.6              Consultant Agreement with Genesis Financial Group, L.L.C.